Sale/Purchase Agreement of

AquaV Assets

This Agreement regarding the sale and purchase of AquaV Assets (“AquaV”) is entered into on the 28th day of November, 2014 between:

Sellers:

Matthew R. Smith and Clint Sorensen (“Sellers”),

and

Buyer:

That Marketing Solution, Inc., a Nevada Corporation (“Buyer” or “TSTS”).

RECITALS:

A.

Sellers desire to sell and Buyer desires to purchase AquaV Assets, including substantially all of its assets, agreements, intellectual property, rights, and equipment.

B.

The Parties to this Agreement recognize and acknowledge that Sellers have invested a significant amount of time, effort and money on these assets.

AGREEMENT:

NOW THEREFORE, in consideration of the covenants, commitments and conditions set forth herein the Parties agree and commit to the following:

I.

SALE OF ASSETS; CLOSING:

a.

Upon the terms set forth in this Agreement, Sellers agree to sell, assign and secure to/for Buyer, all right, title and interest that Sellers have in AquaV Assets, together with the technology, materials, inventory, intellectual property, equipment, proprietary information, and/or any and all other instrumentalities as described below:

(i)

Sorensen and Smith methods for solubilizing, dispersing, flavoring, stabilizing and extending the release of various substances for use in nutritional, cosmetic/skin care, cosmeceutical, pharmaceutical, and personal care.

(ii)

Know-how:   All scientific and technical un-patented information not known to the public, that is necessary and/or reasonably useful for the research, development, manufacture or commercialization of the solubilization technology.

(iii)

Solubilization Equipment:

(iv)

3 - 45 L self-contained custom tanks with proprietary mixing systems including motors, blades and heat source.

(v)

Bench-top solubilization equipment (1 L pots with heat sources and mixing)

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Sellers: __MS__CS____;

              Buyer:___LZ_____

   AquaV

                    TSTS

(vi)

Miscellaneous Lab equipment

(vii)

Solubilization Raw materials and ingredients including emulsions, flavorings and raw excipients.

b.

The closing (the “Closing”) of the transaction contemplated under this Agreement is occurring with the parties’ execution of this Agreement.  The day on which the Closing takes place shall referred to as the “Closing Date,” which day shall be November 28, 2014.

c.

At the Closing, the Sellers shall deliver herewith or make available to Buyer the assets described above

d.

At the Closing, the Buyer shall deliver herewith or make available to Sellers the following:

(i)

The portion of the purchase price set forth in 2.1.1, below; and

(ii)

such other documents, instruments, or items reasonably requested by Sellers related to Buyer’s consummation of the transaction contemplated herein.

(iii)

Buyer will pay all new patent application fees shall also adequately capitalize the manufacturing operation as to conduct business as quick as reasonably possible.

II.

PURCHASE PRICE:

a.

Pursuant to the provisions of this Agreement, Sellers agree to sell and Buyer agrees to purchase AquaV Assets on the following terms:

(i)

One Hundred Thousand and No/100 United States Dollars ($100,000.00) will be paid to Sellers upon the following terms:

1.

$10,000.00 payable to Matthew R. Smith on or before December 15th 2014

2.

$90,000.00 payable by March 31, 2015, with $50,000 thereof payable to Clint Sorensen and $40,000 payable to Matthew R. Smith

(ii)

Common Shares:  1,000,000 common shares of TSTS stock restricted for one (1) year from date of closing, with 500,000 of such shares issuable to Matthew R. Smith and 500,000 such shares payable to Clint Sorensen.

(iii)

Royalty: $4,400 per month upon commencement of commercial operations, all of which shall be payable to Clint Sorensen.

III.

OTHER TERMS

a.

Employment contracts with Matthew Smith and Clint Sorensen

(i)

Matthew Smith:  $60,000 per year plus executive bonus and ESOP or ISO program detailed in separate employment contract

(ii)

Clint Sorensen: $48,000 per year plus bonus detailed in separate employment contract

IV.

REPRESENTATIONS AND WARRANTIES:

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Sellers: ___MS_CS____;

              Buyer:__LZ______

  AquaV

  TSTS

a.

Seller represents and warrants, that to the best of Sellers’ knowledge, the following:

(i)

Sellers are the owners and/or beneficiaries of and have, or will have at Closing, good and marketable title to all Assets being sold, transferred or assigned by this Agreement.

(ii)

Sellers are authorized to execute this Agreement and fulfill the obligations imposed by this Agreement.  Sellers have obtained all corporate, private, governmental, third-party and organizational authorizations and approvals needed to enter this Agreement and fulfill the obligations hereunder.

(iii)

Sellers are not currently aware of any existing, threatened or potential claims, debts, obligations, investigations, judgments, liens, actions, or proceedings related specifically to AquaV.

b.

Buyer represents and warrants the following:

(i)

Buyer is duly organized, in good standing and in compliance with the laws, rules and regulations of its State and Country of origin and it is fully authorized to execute this Agreement and fulfill the obligations imposed on it by this Agreement.  Buyer has obtained all corporate, private, governmental, third-party and organizational authorizations and approvals needed to enter this Agreement and has fully satisfied itself that it can legally transact business in the United States.

(ii)

Buyer has reviewed all AquaV, inventory, documents, and assets, and other information needed to formulate its independent opinion regarding the legality, propriety, and value of entering this Agreement.

(iii)

Buyer is entering this Agreement and purchasing AquaV as an investment and has no immediately plans to sell, dispose of, distribute, convey, transfer or pledge its interest in the Assets that are the subject of this Agreement in any way that would violate any statute, law, rule, or regulation of any Country, State, Government, or Governmental Entity of any kind.

V.

COOPERATION:

a.

The Parties to this Agreement commit and agree to cooperate, assist and take all reasonable steps to facilitate the transfers and assignments contemplated by this agreement and commit to help the opposing party realize the benefits anticipated by entering this Agreement, including signing over, providing, transferring and/or assigning ownership rights, written authorizations, and help to obtain the cooperation and assistance of others during the transition brought about by this Agreement.

VI.

ENTIRE AGREEMENT:

a.

This Agreement contains the complete agreement of the Parties and can only be altered, amended or changed in writing signed by the Parties to this Agreement.

VII.

ASSIGNMENT:

a.

This Agreement and all rights bestowed by this Agreement are fully assignable by either Party, and shall inure to the benefit of the Party, its successors, trustees or assigned representative.  The obligations created by this Agreement may only be assigned by Buyer with the prior written consent of the Sellers.

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Sellers: ___MS_CS____;

              Buyer:__LZ______

  AquaV

  TSTS

VIII.

GOVERNING LAW AND JURISDICTION FOR DISPUTES:

a.

This Agreement shall be interpreted and applied consistent with the laws of the State of Nevada and the Parties agree that the proper venue and jurisdiction for resolution of any dispute would be:

b.

A state or Federal Court within the State of Nevada; or

c.

A venue ss agreed to by the Parties in writing.

IX.

COUNTERPARTS:

a.

This Agreement may be executed by facsimile, digital signature, scanned document and/or in two or more counterparts, each of which will be considered to be original, however, all of which will together be considered one single document.

X.

RECITALS:

a.

The Parties acknowledge the recitals are accurate and form an integral part of this Agreement, and are hereby incorporated herein by reference.

SELLER: /s/ Matthew R. Smith

/s/ Clint Sorensen___________

Dated

E-mail:

Tel #:

BUYER:  Louis J. Zant, III

That Marketing Solution, Inc. By: Louis J. Zant, III

Its Chief Executive Officer

Address:

Dated

E-mail:

Tel #:

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Sellers: ___MS_CS____;

              Buyer:__LZ______

  AquaV

  TSTS